                               SCHEDULE 14A INFORMATION

Proxy Information Pursuant to Section 14(A) of the Securities Exchange Act of
1934

                                AMENDMENT NO. 1

Filed by the Registrant   (X)

Filed by a Party other than the Registrant  ( )

Check the appropriate box:

( )  Preliminary Proxy Statement            ( )    Confidential, for Use of
                                                   the Commission Only (as
                                                   permitted by Rule 14a-6(e)
                                                   (2))

(X)  Definitive Proxy Statement

( )  Definitive Additional Materials

( )  Soliciting Materials Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              NEUROMEDICAL SYSTEMS, INC.

                   (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              ---------------------------
        (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

(X) No fee required

( ) $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a) (2) of Schedule 14A

( ) $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)    Title of each class of securities to which transaction applies:

        (2)    Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1) (Set forth the amount on which the filing fee is calculated and state how it was determined);

        (4)    Proposed maximum aggregate value of transaction.

        (5)    Total fee paid.

( ) Fee Paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:

        (2) Form, Schedule or Registration Statement No.:

        (3) Filing Party:

        (4) Date Filed:

Neuromedical Systems, Inc.
----------------------------------
Advancing the Vision of Cytology

        Mark R. Rutenberg
        Chairman,                                                   ---------
        President / C.E.O.                                          NSI[LOGO]
                                                                    ---------




April 15, 1997

Dear Stockholder:

You are cordially invited to the 1997 Annual Meeting of Stockholders of Neuromedical Systems, Inc. (the "Company"), which will be held on Thursday, May 15, 1997 at 10:00 A.M. (Eastern standard time) at the Sheraton Crossroads Hotel in Mahwah, New Jersey.

The Secretary's formal notice of the Annual Meeting and the Company's Proxy Statement appear on the following pages and describe the matters to be acted upon at the Annual Meeting. We urge you to read this information carefully. Your Board of Directors believes that election of its nominees as directors and ratification of its selection of independent auditors are in the best interests of the Company and its stockholders and therefore recommends a vote FOR items 1 and 2 on the enclosed proxy card.

During the Annual Meeting, we will also review the Company's activities over the past year and items of general interest about the Company. Management will also respond to comments and questions from stockholders concerning the Company.

On behalf of the Company, I hope that you will be able to attend the Annual Meeting. The Annual Meeting is an excellent opportunity for the Company's management to discuss the Company's accomplishments with you in person. If you cannot attend, please be sure to vote your preferences on the enclosed proxy card and return it promptly. Returning the proxy card will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the Annual Meeting. WHETHER IN PERSON OR BY PROXY, IT IS IMPORTANT THAT YOUR SHARES OF COMPANY COMMON STOCK BE REPRESENTED AND VOTED. ACCORDINGLY, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID ENVELOPE. Thank you very much.

Sincerely,


/s/ Mark R. Rutenberg



Mark R. Rutenberg

                                                      NEUROMEDICAL SYSTEMS, INC.

--------------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 15, 1997

Notice is hereby given that the Annual Meeting of Stockholders of Neuromedical Systems, Inc., will be held at the Sheraton Crossroads Hotel in Mahwah, New Jersey, on Thursday, May 15, 1997 at 10:00 A.M. (Eastern standard time) for the following purposes:

O TO ELECT TWO CLASS II DIRECTORS TO HOLD OFFICE UNTIL THE YEAR 2000 ANNUAL MEETING AND UNTIL THE ELECTION AND QUALIFICATION OF THEIR SUCCESSORS;

O TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997; AND

O TO TRANSACT SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The foregoing items of business are discussed in greater detail in the Proxy Statement accompanying this Notice.

Stockholders of record at the close of business (5:00 P.M., Eastern standard time) on April 2, 1997, which the Board of Directors has designated as the record date, are entitled to vote at the Annual Meeting or any adjournment or postponement thereof. A list of these stockholders will be available for inspection for ten days preceding the Annual Meeting at the office of the Secretary at the principal executive offices of Neuromedical Systems, Inc., Two Executive Boulevard, Suffern, New York, 10901-4164, and will also be available for inspection at the Annual Meeting itself.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED, BY DELIVERY TO NEUROMEDICAL SYSTEMS, INC. OF A SUBSEQUENTLY EXECUTED PROXY OR A WRITTEN NOTICE OF REVOCATION OR BY VOTING IN PERSON AT THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES OF COMPANY COMMON STOCK ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

By order of the Board of Directors,

JOHN B. HENNEMAN, III

Vice President of Corporate Development,
        Secretary and General Counsel

April 15, 1997

                          NEUROMEDICAL SYSTEMS, INC.

             TWO EXECUTIVE BOULEVARD, SUFFERN, NEW YORK 10901-4164

                              -------------------
                                PROXY STATEMENT

                              -------------------

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Neuromedical Systems, Inc. (the "Company"). The proxies will be voted at the Annual Meeting of Stockholders of the Company on May 15, 1997 and at any adjournments or postponements thereof. Only holders of Company common stock (the "Common Stock") of record at the close of business (5:00 P.M., Eastern standard time) on April 2, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. For each matter which comes before the Annual Meeting, each share held is entitled to one vote. On the Record Date there were 30,907,497 shares of Common Stock outstanding and eligible to vote. This Proxy Statement and the proxy card are first being sent on or about April 15, 1997 to each stockholder entitled to vote at the Annual Meeting. Accompanying this Proxy Statement is the Company's annual report to stockholders for the year ended December 31, 1996.

                           VOTING AND REVOCATION OF PROXIES

VOTING

        If the enclosed proxy card is executed and returned on or prior to the date of the Annual Meeting and not revoked, all shares of Common Stock represented thereby will be voted. Each proxy will be voted as directed by the stockholder or authorized representative. IF NO SUCH DIRECTION IS SPECIFIED, SIGNED PROXY CARDS WILL BE VOTED FOR PROPOSALS 1 AND 2 IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

        All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal). The holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, present (in person or by proxy), constitute a quorum. Under the Company's Bylaws and Delaware law, shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum. The affirmative vote of a plurality of the votes cast (in person or by proxy) at the Annual Meeting will be required for the election of directors. Abstentions, broker non-votes and withholding of authority to vote will have no affect on the outcome of the election of directors. The two director nominees receiving the highest number of votes shall be elected. With respect to all matters other than the election of directors, the affirmative vote of a majority of the votes cast (in person or by proxy) at the Annual Meeting, including abstentions, will be required. Abstentions will have the effect of a vote "against" such other matters. Broker non-votes will be excluded from the number of votes cast and therefore will have the effect of reducing the number of affirmative votes required to achieve the majority vote with respect to such other matters.

REVOCATION

        A stockholder giving a proxy may revoke it at any time before it is voted, by delivery to the Company of a subsequently executed proxy or a written notice of revocation or by voting in person at the Annual Meeting. Attendance at the meeting will not, by itself, revoke a proxy. Returning your completed proxy will not prevent you from voting in person at the Annual Meeting.

                                      PROPOSAL 1

                                 ELECTION OF DIRECTORS

        The Board of Directors consists of three classes. Directors hold office for staggered terms of three years and until their successors have been duly elected and qualified. One of the three classes will be elected each year at the Annual Meeting of Stockholders to succeed the directors whose terms are ending. The directors in Class I and Class III are serving terms ending at the Annual Meeting of Stockholders in 1999 and 1998, respectively.

        Class II is currently comprised of three directors. One Class II director is not standing for reelection when his term ends at the 1997 Annual Meeting. In accordance with the Company's Amended and Restated Certificate of Incorporation, the Board of Directors has determined that as of the election of directors at the 1997 Annual Meeting, the authorized number of directors shall be seven. Therefore, two directors in Class II are to be elected at the 1997 Annual Meeting. Proxies cannot be voted for more than two nominees. The Class II directors so elected will hold office as directors until the year 2000 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

        UNLESS OTHERWISE DIRECTED, ALL EXECUTED AND RETURNED PROXIES WILL BE VOTED FOR THE NOMINEES LISTED BELOW. If any one or more of the nominees is unable to serve for any reason or withdraws from nomination, proxies will be voted for the substitute nominee or nominees, if any, proposed by the Board of Directors. The Board of Directors has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination. Each of the Class II nominees is currently serving as a director of the Company. Information is set forth below concerning the Class II director nominees for terms ending at the year 2000 Annual Meeting of Stockholders and the directors serving in Class I and Class III.

NOMINEES FOR CLASS II DIRECTOR TERMS ENDING AT THE YEAR 2000 ANNUAL MEETING OF

STOCKHOLDERS

        The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of each nominee as a Class II director of the Company. The following two nominees have been proposed by the Board of Directors for election as Class II directors of the Company.

     STUART M. ESSIG, age 35, has served as a director of the Company since 1993. Mr. Essig has been employed by the investment banking firm of Goldman, Sachs & Co. since 1988 and, since 1996, has served as a Managing Director in their Investment Banking Division, Healthcare Department.

     C. RAYMOND LARKIN, JR., age 48, has served as a director of the Company since February 1996. Mr. Larkin has been an officer of Nellcor Puritan Bennett Inc. and its predecessors since 1983, serving as Vice President, Sales and Marketing and, since 1989, as President and Chief Executive Officer. Mr. Larkin is a director of Nellcor Puritan Bennett Inc. and Arthrocare Corporation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE SET FORTH ABOVE IN PROPOSAL NUMBER 1.

CLASS I DIRECTORS WHOSE TERMS END AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS

     CARL GENBERG, age 45, has served as a director of the Company since 1990. Mr. Genberg is currently President of Cytology West, Inc., which is the territorial licensee of the PAPNET(R) technology for the states of Nevada, Arizona, Utah and SaN Diego County, California. Until June 1993, Mr. Genberg was General Counsel of the Company.

     DR. ARTHUR L. HERBST, age 65, has served as a director of the Company since the Annual Meeting of Stockholders held in June 1996. Dr. Herbst has served since 1976 as Chairman, OB-GYN Department and Joseph Bolivar DeLee Distinguished Service Professor, University of Chicago.

     UZI ISH-HURWITZ, age 53, has served as a director of the Company since the Annual Meeting of Stockholders held in June 1996. Mr. Ish-Hurwitz is Executive Vice President and Chief of Technical Operations of the Company and President of Neuromedical Systems Israel Ltd., a subsidiary of the Company. Mr. Ish-Hurwitz joined the Company in April 1993 and, during the period from November 1992 to April 1993, acted as an independent consultant. Mr. Ish-Hurwitz was the co-founder of Indigo Graphic Systems, Ltd. (Rehovot, Israel) and served as its President from 1987 to 1992. From 1973 to 1986, Mr. Ish-Hurwitz served as Vice President-Operations of Scitex Corporation, Ltd. Mr. Ish-Hurwitz is also a member of the board of directors of Breasy Medical Equipment (U.S.) Inc.

CLASS III DIRECTORS WHOSE TERMS END AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS

        MARK R. RUTENBERG, age 45, invented the PAPNET(R) Testing System in 1987 anD founded the Company in 1988. He has served as the Company's Chairman, President and Chief Executive Officer since its inception. From 1980 to 1988, Mr. Rutenberg was responsible for the management and marketing of several advanced defense programs. Mr. Rutenberg is an inventor named in patents in the areas of reliable system design, image analysis and cancer cell detection.

     ELIZABETH COGAN FASCITELLI, age 38, has served as a director of the Company since 1993. Ms. Fascitelli has been employed by the investment banking firm of Goldman, Sachs & Co. since 1984 and, since 1988, has served as a Vice President in their Investment Banking Division, Principal Investment Area. Ms. Fascitelli also serves on the board of directors of Whole Foods Market, Inc.

        Messrs. Rutenberg and Genberg are first cousins.

                       FURTHER INFORMATION CONCERNING THE BOARD
                              OF DIRECTORS AND COMMITTEES

        The Board of Directors of the Company directs the management of the business and affairs of the Company, as provided by Delaware law. The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. From time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues. The Company has no nominating or similar committee.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors held five meetings in 1996. Each incumbent director participated in 75% or more of the aggregate number of such meetings of the Board of Directors and meetings of the respective committees on which each such director served during his or her term as a director during 1996.

        The Audit Committee's principal functions are to meet with the Company's independent accountants to review the Company's internal controls and financial management practice, review the annual audit of the Company by its independent auditors, review the annual financial statements of the Company and the related audit report of the Company as prepared by the independent auditors, recommend the selection of independent auditors each year and review audit and any non-audit fees paid to the Company's independent auditors. The Audit Committee reports its finding and recommendations to the Board of Directors for appropriate action. The Audit Committee held three meetings in 1996. The 1996 Audit Committee was composed of three non-employee directors, Stuart M. Essig,
C. Raymond Larkin, Jr. and Stephen K.C. Ng, M.D., each of whom is continuing to serve as a member of the Audit Committee as of the date of this Proxy Statement.

        The Compensation Committee recommends to the Board of Directors compensation for the Company's employees. The Compensation Committee held two meetings in 1996. The 1996 Compensation Committee was composed of three non-employee directors, Elizabeth Cogan Fascitelli, Carl Genberg and Arthur L. Herbst, M.D., each of whom is continuing to serve as a member of the Compensation Committee as of the date of this Proxy Statement. Discussion of the Compensation Committee's recommendations may be found below under the caption "Report on 1996 Executive Compensation."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Decisions with respect to compensation for the 1996 fiscal year were made by the entire Board of Directors on the recommendation of the Compensation Committee. Members of the Compensation Committee are outside directors who are not officers or employees of the Company or its subsidiaries and are not eligible to participate in any of the plans or programs that the committee administers.

        The Company has entered into consulting agreements with various individuals prominent in the field of cytology, pathology and gynecologic oncology, including Dr. Arthur L. Herbst, a director who serves on the Compensation Committee. Dr. Herbst's consulting agreement provides the Company with additional intellectual resources in the areas of product development, commercialization and clinical studies of the PAPNET(R) Testing System. Dr. Herbst's current consulting agreement provides for an annual base fee of $20,000 plus expenses and additional fees for special projects. The term of his agreement ends on December 31, 1999. The Company paid Dr. Herbst approximately $36,000, $27,500 and $20,000 in 1996, 1995 and 1994, respectively, plus reimbursement of expenses incurred in connection with such services. The Company believes that the terms of Dr. Herbst's consulting agreement are no less favorable than the terms it has received for similar agreements entered into with parties unaffiliated with the Company.

        From 1989 through 1991, the Company sold various long-term territorial license agreements (the "License Agreements") for the PAPNET(R) Testing System. Following mergers of the various entities holding the License Agreements, there are currently two licensees. Carl Genberg, a director of the Company and member of the Compensation Committee, has significant ownership interests in the two licensees and is an officer and director of Cytology West, Inc., holder of the License Agreement relating to Arizona, Nevada, Utah and San Diego County. In connection with 1995 Settlement and Warrant Exercise Agreements with the licensees, which clarified previously disputed elements of the License Agreements, Mr. Genberg received 26,903 shares of Common Stock upon the "cashless exercise" of certain warrants (such warrants had originally been issued to an affiliate of Mr. Genberg in consideration of instrumental assistance to the Company with respect to sales of the License Agreements). In addition, the Company issued 89,020 shares of Common Stock pursuant to the Settlement Agreement as an aggregate distribution to certain of the licensees and to Mr. Genberg individually. The holders of the License Agreements receive royalties on an annual basis which the Company estimates will be approximately 10% of its United States revenues over the term of the License Agreements, but there is no assurance that the amount of such royalties will not be more or less than such percentage. The Company's aggregate royalty expense incurred under the License Agreements was approximately $286,000 and $87,000 in 1996 and 1995, respectively. In accordance with the Settlement Agreement, the Company will enter into revised licenses with the two licensees pursuant to which the rights and obligations will be clarified but as to which the economic terms will not be materially altered except that slides received from multistate national laboratories will be deemed to have been received from the licensed territories pro rata according to each territory's population as a percentage of United States population. The Restated Licenses will expire on December 31, 2025. The Company believes that the terms of the foregoing transactions involving Mr. Genberg are no less favorable to the Company than the terms it received for similar transactions entered into with unaffiliated licensees of the Company.

        The Board of Directors are of the opinion that the business arrangements of Dr. Herbst and Mr. Genberg do not affect their respective objectivity or performance as members of the Compensation Committee. In the opinion of the Board of Directors, all of the directors serving on the Compensation Committee are independent of management and free of any relationship that would interfere with their exercise of independent judgment.

COMPENSATION OF DIRECTORS

        The Company's 1993 Stock Incentive Plan, as amended and restated October 25, 1995 (the "Incentive Plan") provides for the non-discretionary grant of options to each of the Company's non-employee directors ("Director Options") of
(i) 2,500 shares of Common Stock to each non-employee director who becomes a member of the Board of Directors after October 25, 1995 upon election or appointment and (ii) an additional 2,500 shares of Common Stock, annually on the first business day following the annual meeting of the stockholders to those non-employee directors who are members of the Board of Directors at that time. The exercise price of such options granted under the Incentive Plan is set at the closing price of publicly traded Common Stock on the day immediately preceding the grant date. The options granted under the Incentive Plan vest six months and one day following the date of grant.

        The members of the Board of Directors receive reimbursement of their expenses incurred in connection with attendance at Board of Directors and committee meetings.

        Effective as of June 20, 1996, the Company compensation to non-employee directors consists of an annual retainer of $6,000, a fee of $1,000 for each meeting attended on location ($500 for telephonic meetings), $500 for Board of Directors committee meetings held on the same day as a Board meeting and $1,000 for committee meetings which are held on separate days from Board meetings ($500 for telephonic committee meetings).

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                    AND MANAGEMENT

        The following table sets forth, as of the close of business March 31, 1997 (unless otherwise noted), information regarding the beneficial ownership of the Company's Common Stock by (i) directors, (ii) the Company's Chief Executive Officer and seven of the Company's most highly compensated executive officers for the fiscal year ended December 31, 1996, (iii) all directors and executive officers of the Company as a group and (iv) each person or entity known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock.



                                                                 Amount
Title of Class      Name and Address of Beneficial             Beneficially    Percent of Class
                    Owner                                         Owned (1)
--------------      ------------------------------            --------------   ----------------
Common Stock           The Goldman Sachs Group, L.P.               7,920,199         25.23%
                         and related investors (2)
                         85 Broad Street
                         New York, NY 10004
Common Stock           H&S Trust and related investors (3)         3,751,676         12.14%
                         Suite 3C, Centre Plaza
                         Horseback Lane
                         Gibraltar
Common Stock           Edelson Technology                          1,796,465          5.81%
                         Partners II, L.P. (4)
                         Whiteweld Centre
                         Woodcliff Lake, NJ 07675
Common Stock           Putnam Investment Management (5)            2,499,731          8.09%
                         One Post Office Square
                         Boston, MA  02109
Common Stock           Mark R. Rutenberg (6)                       1,493,804          3.16%
Common Stock           Stuart M. Essig (7)                             5,000            *
Common Stock           Elizabeth Cogan Fascitelli (7)                  5,000            *
Common Stock           Carl Genberg (8)                               45,851            *
Common Stock           Arthur L. Herbst, M.D. (9)                      9,800            *
Common Stock           C. Raymond Larkin, Jr. (10)                     5,000            *
Common Stock           Stephen K.C. Ng, M.D.  (11)                   305,445            *
Common Stock           Uzi Ish-Hurwitz  (12)                         109,298            *
Common Stock           David Duncan, Jr. (13)                         53,268            *
Common Stock           Zeev Hadass (14)                               64,000            *
Common Stock           John B. Henneman, III (15)                     82,614            *
Common Stock           James M. Herriman (16)                         90,305            *
Common Stock           Laurie J. Mango, M.D. (17)                    112,464            *
Common Stock           Andrew C. Panagy (18)                          83,468            *
Common Stock           All directors and executive
                         officers as a group (16 persons,
                         including the individuals listed          2,522,588          4.44%
                         above) (19)

*  Less than 1% beneficial ownership.

(1) The words "group" and "beneficial" are as defined in regulations issued by the Securities and Exchange Commission (the "Commission"). Beneficial ownership under such definition means possession of sole or shared voting power, or sole or shared dispositive power. Except as indicated in the footnotes to this table, the persons named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Based on information provided to the Company dated February 28, 1997. Includes shares of Common Stock beneficially owned by certain investment limited partnerships of which affiliates of The Goldman Sachs Group, L.P. ("GS Group") are the general partners or the managing general partners. GS Group owns 125,000 shares of Common Stock. Also includes 1,055,225 shares of Common Stock held in managed accounts ("Managed Accounts") for which Goldman, Sachs & Co. exercises voting or investment authority, or both and 1,688 shares of Common Stock acquired in the ordinary course of business by Goldman, Sachs & Co. Also includes options exercisable for 10,000 shares of Common Stock in respect of Ms. Fascitelli's and Mr. Essig's service on the Board of Directors which are beneficially owned by GS Group. GS Capital Partners, L.P. ("GSCP") beneficially owns 5,382,629 shares of Common Stock; Stone Street Fund 1993, L.P. ("Stone Street") beneficially owns 635,958 shares of Common Stock; and Bridge Street Fund 1993, L.P. ("Bridge Street," and together with Stone Street and GSCP, the "Limited Partnerships") beneficially owns 709,699 shares of Common Stock. The foregoing amounts reported as beneficially owned by the Limited Partnerships include an aggregate of 87,328 shares of Common Stock which are subject to the exercise of options and warrants. GS Group disclaims beneficial ownership of shares of Common Stock held (i) by the Limited Partnerships to the extent partnership interests in such partnerships are held by persons other than GS Group and its affiliates and (ii) in Managed Accounts. GS Group shares voting and dispositive power with respect to all shares reported as beneficially owned, other than the 125,000 shares and the 10,000 options beneficially owned by GS Group.

(3) Based on Schedule 13-G/A filed with the Commission on February 13, 1997 by H&S Trust with respect to H&S Trust's beneficial ownership of an aggregate of 3,751,676 shares of the Company's Common Stock held of record by three Netherlands Antilles corporations: Leadville A.V.V., Tehila Holdings A.V.V. and Marineland A.V.V. H&S Trust is the sole stockholder of such corporations. Included in such shares beneficially owned by H&S Trust, Leadville A.V.V. is the holder of record of 1,815,642 shares of Common Stock which represent 5.35% of the Company's outstanding shares. H&S Trust has sole voting and sole dispositive power with respect to all shares which it beneficially owns.

(4) Based on information provided to the Company dated as of February 28, 1997. Includes 216,650 shares of Common Stock held of record by Edelson Technology Partners III, L.P., a limited partnership under common control with Edelson Technology Partners II, L.P.

(5) Based on Schedule 13-G filed with the Commission by Putnam Investment, Inc. ("PI") on behalf of itself, Marsh & McLennan Companies, Inc. ("MMC"), Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC") on January 27, 1997. PI reported an aggregate beneficial ownership of 2,499,731 shares, over which it has shared voting power of 34,500 shares, shared dispositive power of 2,499,731 shares and no sole voting power. PIM reported an aggregate beneficial ownership of 2,437,631, over which it has shared dispositive power of 2,437,631 shares and no sole voting power. PAC reported aggregate beneficial ownership of 62,100 shares over which it had shared voting power of 34,500 shares, shared dispositive power of 62,100 shares and no sole voting power. MMC reported beneficial ownership of no shares of Common Stock and no sole or shared voting or dispositive power of any Common Stock.

(6) Includes an option exercisable for 500,000 shares of Common Stock. Such amount does not include the performance-based option which becomes exercisable under certain circumstances for 813,273 shares of Common Stock (described below in footnote 2 under "Summary Compensation Table").

     (7) Includes options exercisable for 5,000 shares of Common Stock granted in respect of each of Mr. Essig's and Ms. Fascitelli's service on the Board of Directors. Mr. Essig and Ms. Fascitelli are officers of Goldman, Sachs & Co. Share data shown for such individuals excludes shares and options for Common Stock shown as held by The Goldman Sachs Group, L.P. and related investors set forth above in footnote 2. Each of Mr. Essig and Ms. Fascitelli has an understanding with the Goldman Sachs Group, L.P., pursuant to which they hold their respective stock options for the benefit of the GS Group. Each of Mr. Essig and Ms. Fascitelli do not have any pecuniary interest in the stock options and, accordingly, each disclaim beneficial ownership.

(8) Includes options exercisable for 5,000 shares of Common Stock granted in respect of Mr. Genberg's service on the Board of Directors.

(9) Includes 800 shares of Common Stock held by Dr. Herbst's wife as to which shares Dr. Herbst disclaims beneficial ownership. Includes options exercisable for 5,000 shares of Common Stock granted in respect of Dr. Herbst's service on the Board of Directors.

(10) Includes options exercisable for 5,000 shares of Common Stock granted in respect of Mr. Larkin's service on the Board of Directors.

(11) Includes (i) 25,000 shares of Common Stock issuable upon exercise of warrants held of record by Dr. Ng, (ii) 1,562 shares of Common Stock issuable upon exercise of warrants held of record jointly with Dr. Ng's wife, (iii) 231,383 shares of Common Stock owned of record by Papnet (Far East) Ltd. (of which Dr. Ng owns 18.3% and as to such shares of Common Stock Dr. Ng disclaims beneficial ownership), (iv) 42,500 shares of Common Stock held of record by Bluehill Holdings, Ltd., a corporation over which Dr. Ng has voting control and
(v) options exercisable for 5,000 shares of Common Stock granted in respect of Dr. Ng's service on the Board of Directors. Dr. Ng's term as a Class II Director ends at the 1997 Annual Meeting and he is not standing for reelection.

(12) Includes options exercisable for 102,870 shares of Common Stock.

(13) Includes options exercisable for 50,000 shares of Common Stock.

(14) Includes options exercisable for 56,000 shares of Common Stock.

(15) Includes 750 shares of Common Stock owned by the spouse and children of Mr. Henneman, as to which shares Mr. Henneman disclaims beneficial ownership. Includes options exercisable for 77,000 shares of Common Stock.

(16) Includes options exercisable for 85,000 shares of Common Stock.

(17) Includes options exercisable for 106,250 shares of Common Stock.

(18) Includes options exercisable for 80,000 shares of Common Stock.

(19) The shares of Common Stock shown with respect to directors and officers include options exercisable within 60 days for an aggregate of 1,087,120 shares of Common Stock at exercise prices ranging from $4.00 to $22.63 per share, all of which shares of Common Stock were deemed outstanding for purposes of computing the percentage of shares of Common Stock outstanding and beneficially owned. Directors and officers also hold options that are not presently exercisable with respect to an additional 1,146,603 shares of Common Stock which, in accordance with the rules of the Commission, are not included in the table.

                                EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The Summary Compensation Table below provides certain compensation information for the Chief Executive Officer and seven of the Company's most highly compensated executive officers (six of whom earned equivalent compensation during fiscal year 1996) serving at the fiscal year ended December 31, 1996 (collectively, the "Named Executive Officers") for services rendered in all capacities during the fiscal years ended December 31, 1996, 1995 and 1994. The table includes the dollar value of base salary, bonuses earned, option awards (shown in number of shares of Common Stock) and certain other compensation, whether paid or deferred. Bonus amounts awarded with respect to 1996 compensation were granted in February 1997.


                                       Annual                              Long-Term
                                    Compensation                       Compensation Awards
                               -----------------------         ----------------------------------

                                                          Other                       Securities
                                                          Annual                     Underlying  All other
   Name and                                               Compen-     Restricted    Options/SARs  Compen-
   Principal Position         Year  Salary    Bonus       sation (1)   Stock           (#)       sation (1)
   ---------------------------------------------------------------------------------------------------------
Mark R. Rutenberg......   1996    $175,000 $    25,00       --              --               --        --
  Chairman of the Board,  1995     175,000    131,000       --              --       813,273 (2)       --
  President and           1994     175,000     50,000       --              --               --
  Chief Executive
  Officer

Uzi Ish-Hurwitz........   1996     150,000     25,000       --              --               --
  Executive Vice          1995     150,000     90,000 (3)   --              --               --        --
  President and Chief     1994     150,000     33,300       --              --               --
  of Technical
  Operations; President,
  NSI (Israel) Ltd.;
  director

David Duncan, Jr.......   1996     125,000     25,000       --              --               --        --
  Vice President,         1995     125,000     45,750 (3)   --              --               --        --
  Finance and             1994      14,263         --       --              --       100,000 (4)       --
  Administration
  and Chief Financial
  Officer

Zeev Hadass............   1996    125,000     25,000       --               --               --
  Vice President,         1995    125,000         --       --               --        50,000 (5)
  Processing              1994     36,458         --       --               --        50,000 (6)
  Operations

John B. Henneman, III..   1996    125,000     25,000       --               --               --        --
  Vice President of       1995    125,000     57,600 (3)   --               --        25,000 (7)       --
  Corporate               1994    104,167         --       --               --        75,000 (6)       --
  Development, Secretary
  and General
  Counsel

James M. Herriman......   1996    125,000     25,000       --               --               --        --
  Vice President of       1995    125,000     68,400 (3)   --               --               --        --
  Product                 1994    129,197         --       --               --               --        --
  Development

Laurie J. Mango, M.D. .   1996    125,000     25,000       --               --               --        --
  Vice President          1995    125,000     80,000 (3)   --               --               --        --
  and Medical Director    1994    129,197         --       --               --               --        --

Andrew C. Panagy.......   1996    125,000     25,000       --               --               --        --
  Vice President,         1995    125,000     45,750 (3)   --               --               --        --
  Marketing               1994    110,322         --       --               --       100,000 (6)       --
  and Sales

(1) Excludes certain perquisites which do not exceed the lesser of $50,000 or 10% of the Named Executive Officer's aggregate salary and bonus.

(2) The Company granted to Mr. Rutenberg a performance-based option under the Incentive Plan exercisable under certain conditions for 813,273 shares of Common Stock (the "Performance Based Option"). The following description of the Performance Based Option is qualified in its entirety by reference to the complete Incentive Plan, a copy of which has been filed with the Commission as an exhibit among the Company's required filings pursuant to federal securities laws. The Performance Based Option may be exercised at a price equal to the Company's initial public offering price of the Common Stock ($15.00 per share) and covers 813,273 shares of Common Stock which is designed to produce an option value of $12.5 million if at any time during the option's ten-year term either of the following events (the "Performance Goal") occurs: (i) the Company's share price over any 90 consecutive day period reaches $30.37 (the "Target Price") or
(ii) all or substantially all of the Company's shares of Common Stock are acquired (an "Acquisition") at or above the Target Price. If the Performance Goal is attained, the option will become exercisable as to one-third of the number of shares of Common Stock subject thereto on the later of (i) December 7, 1998 or (ii) the date that the Performance Goal is attained (the "Initial Vesting Date"), and will become exercisable as to an additional one-third of the shares of Common Stock subject thereto on each of the first two anniversaries of the Initial Vesting Date; provided, however, that, if Mr. Rutenberg's employment is terminated by the Company without cause following an Acquisition that occurs following or simultaneously with the attainment of the Performance Goal, the option will be fully exercisable. No additional vesting will occur following Mr. Rutenberg's termination of employment under any other circumstances or the expiration of the option's ten-year term. Following Mr. Rutenberg's termination of employment by the Company for any reason other than for cause, the option, to the extent vested and exercisable at the time of such termination, may be exercised within six months of the termination of employment. The option provides for equitable adjustments to the Performance Goal, the number of shares of Common Stock subject to the option and the exercise price in the event of a corporate change in capitalization. The exercisability of the option will not accelerate upon the occurrence of a corporate change in control, and the option will terminate in connection with an Acquisition if the Performance Goal is not attained prior to or in connection with the Acquisition.

(3) One-half of the bonus amounts shown were paid, at the election of the named individual, in the form of shares of Common Stock at a fair market price of $7.00 per share, which in the aggregate amounted to 17,136 shares issued by the Company.

(4) Options fully vested and exercisable at $6.00 per share of Common Stock.

(5) Option grant vests 20% at each anniversary of the date of grant and becomes fully vested in the year 2000: each option is exercisable at $7.00 per share of Common Stock.

(6) Options fully vested and exercisable at $4.00 per share of Common Stock.

(7) Option grant vests 20% at each anniversary of the date of grant and becomes fully vested in the year 2000: each option is exercisable for $6.00 per share of Common Stock.

OPTION GRANTS IN 1996 FISCAL YEAR

        The following chart summarizes the stock options granted during fiscal year 1996 to the Named Executive Officers. No stock options were granted to the Named Executive Officers during the fiscal year ended December 31, 1996.


                                                                          Potential Realizable Value at
                                                                          Assumed Annual Rates of Stock
                                                                             Price Appreciation
                                        Individual Grants                    for Option Term (1)
                             -------------------------------------------- ---------------------------------

                                          % of Total
                             Number of     Options
                             Securities  Granted to
                             Underlying   Employees   Exercise
                              Options     in Fiscal   or Base  Expiration
              Name            Granted       Year       Price      Date        5%           10%
              ----            -------       ----       -----      ----        --           ---
     Mark R. Rutenberg.....      0           0%         -          -          -            -
     Uzi Ish-Hurwitz.......      0           0%         -          -          -            -
     David Duncan, Jr......      0           0%         -          -          -            -
     Zeev Hadass ..........      0           0%         -          -          -            -
     John B. Henneman, III.      0           0%         -          -          -            -
     James M. Herriman.....      0           0%         -          -          -            -
     Laurie J. Mango, M.D..      0           0%         -          -          -            -
     Andrew C. Panagy......      0           0%         -          -          -            -

(1) These columns show the hypothetical gains or "option spreads" of the outstanding options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the options' terms. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Commission and do not represent the Company's estimate or projections of future prices of the Company's Common Stock.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996 AND FISCAL YEAR-END 1996 OPTION VALUES

        The following table sets forth certain information regarding exercised options and the number of shares of Common Stock covered by both exercisable and unexercisable options on Common Stock held by the Named Executive Officers as of December 31, 1996. Each of these options was granted at exercise prices ranging from $4.00 to $15.00 per share. Each is a non-qualified option with a ten-year term, subject to earlier termination in the event of the optionee's termination of employment. The unexercisable options granted to Mark R. Rutenberg are subject to vesting in accordance with the terms of the Performance Based Option, described in footnote 2 of the Summary Compensation Table above.



                                                    Number of Securities             Value of Unexercised
                                                    Underlying Unexercised                In-the-Money
                                                        Options at                        Options at
                                                     Fiscal Year-End                  Fiscal Year-End(1)
                                             --------------------------------  ---------------------------------



                                             Shares      Value
                                           Acquired on  Realized
Name                                       Exercise (#) ($)(2)     Exercisable Unexercisable Exercisable  Unexercisable
-----------------------------------------------------------------------------------------------------------------------
     Mark R. Rutenberg................             0   $       0     500,000      813,273   $4,625,000     $       0
     Uzi Ish-Hurwitz..................        22,130     291,529     102,870            0      951,548             0
     David Duncan, Jr.................        50,000     501,250      50,000            0      362,500             0
     Zeev Hadass .....................         4,000      48,000      56,000       40,000      500,000       250,000
     John B. Henneman, III............         8,000     107,062      72,000       20,000      656,000       145,000
     James M. Herriman................        15,000     195,600      85,000            0      786,250             0
     Laurie J. Mango, M.D.............        18,750     195,600     106,250            0      982,813             0
     Andrew C. Panagy ................        20,000     272,400      80,000            0      740,000             0

--------
(1) Values for "in-the-money" outstanding options represent the positive spread between the respective exercise prices of the outstanding options and the market value of the Common Stock as of December 31, 1996, which was $13.25.

(2) Value realized is based on the market value of the Company's Common Stock on the date of exercise, minus the exercise price, and does not necessarily indicate that the optionee sold such stock.

EMPLOYMENT AGREEMENTS

     As of the date of this Proxy Statement, of the Named Executive Officers only Mark R. Rutenberg and David Duncan, Jr. have employment agreements with the Company.

        The employment agreement for Mr. Rutenberg commenced in November 1993 and is for a five-year term. The employment agreement for Mr. Rutenberg provides for an annual base salary subject to review at least annually with a view to the increase thereof based on the employee's and the Company's performance, inflation, industry salary scales and other relevant factors. Pursuant to the terms of Mr. Rutenberg's employment agreement, he has received options to purchase a designated number of shares of Common Stock under the Incentive Plan. His employment agreement was amended as of October 25, 1995 to provide that, in the event that he is terminated other than for "Cause" or "Disability" (as those terms are defined in his employment agreement), and also if he terminates for "Good Reason" (as defined in his employment agreement), a portion of his stock options will become vested and exercisable to the extent that it would have become vested and exercisable had he remained employed by the Company for a one-year period following his termination of employment, subject to compliance with the restrictive covenants in his employment agreement. Options held by Mr. Rutenberg as of the date of the termination of employment (other than his Performance Based Option, described in footnote 2 of the Summary Compensation Table above) will remain exercisable (to the extent those options either are vested on termination of employment or become vested over the succeeding year) until the earlier of the date one year following the termination of employment or the expiration of the options' respective terms. "Good Reason" is defined for purposes of Mr. Rutenberg's employment agreement to include (i) any circumstance that has the effect of significantly reducing Mr. Rutenberg's duties or authority, (ii) a breach by the Company of its material obligations under the employment agreement, (iii) the relocation of the principal executive offices of the Company in excess of 35 miles from their present location not consented to by Mr. Rutenberg, (iv) the occurrence of a "Change in Control" as defined in the Incentive Plan in a transaction to which Mr. Rutenberg does not consent, (v) the disposition by the Company (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of its business and/or assets in a transaction to which Mr. Rutenberg does not consent or (vi) any circumstance whereby, without Mr. Rutenberg's consent, any of the Company's offices or facilities is caused to operate on the Jewish Sabbath or on any Jewish holiday, and as a result thereof, Mr. Rutenberg reasonably determines that he would be prohibited under Jewish law from continuing as the Chief Executive Officer of the Company, provided that any of the events described in clauses (i), (ii) or (vi) will constitute Good Reason only if Mr. Rutenberg has notified the Board of Directors in writing of the existence and particulars of such circumstance and the Board of Directors has failed to remedy such circumstance within thirty days of such notice.

        Mr. Rutenberg's employment agreement provides that, in addition to his base salary, Mr. Rutenberg will be entitled to an annual bonus in an amount to be determined at the discretion of the Board of Directors, subject to performance objectives established by the Board of Directors, and the use of a Company-provided car. The employment agreement provides that, in the event that Mr. Rutenberg's employment is terminated by the Company other than for "Cause" or "Disability" or by Mr. Rutenberg for "Good Reason," the Company will (i) pay Mr. Rutenberg a lump sum severance amount equal to 2.99 times his annual base salary in effect as of the date of such termination and (ii) continue the health, accident and life insurance benefits and other disability plans and programs provided to him immediately prior to such termination for the shorter of one year or the balance of the term of his employment agreement. If Mr. Rutenberg's employment is terminated by the Company for Cause or by Mr. Rutenberg without Good Reason, Mr. Rutenberg will be entitled to receive his salary through his date of termination, and his entitlement to any other compensation or benefits beyond the term of his employment will be determined in accordance with the Company's general plans, policies and practices as in effect from time to time. If Mr. Rutenberg's employment is terminated due to his death, the Company will continue, for the shorter of one year following his death or the balance of the term of his employment agreement, the health, accident and life insurance benefits and other disability plans and programs provided to his dependents immediately prior to his death. If Mr. Rutenberg's employment is terminated due to Disability (as defined in his employment agreement), for the shorter of one year following his termination or the balance of the term of his employment agreement, the Company will (i) continue to pay his salary, reduced by the amount of his disability benefits, if any, and (ii) continue the health, accident and life insurance benefits and other disability plans and programs provided to Mr. Rutenberg immediately prior to such termination. If necessary, the payments and benefits provided above will be reduced to the extent required so that no payment to Mr. Rutenberg will be an "excess parachute payment" under the Internal Revenue Code of 1986, as amended (the "Code") Section 280G.

        Under his employment agreement, Mr. Rutenberg has assigned to the Company all rights to inventions, discoveries, improvements and patentable and copyrightable works conceived by him in the course of his employment with the Company and related to the business or activities of the Company. Mr. Rutenberg has agreed not to disclose to others trade secrets and other confidential information of the Company during the term of his employment and for a five-year period thereafter. Mr. Rutenberg has also agreed that, during the term of his employment under his employment agreement and for a period of three years thereafter, he will not engage in activity which is competitive with the business of the Company; however, in the event that his employment is terminated without Cause or he terminates his employment for Good Reason, the non-competition period is reduced to two years.

        Mr. Duncan's employment agreement contains provisions generally similar to those in Mr. Rutenberg's employment agreement, except that (i) upon a voluntary termination of employment for good reason, the entitlement to any other compensation or benefits shall be determined in accordance with the Company's plans, policies and practices as in effect from time to time, (ii) upon a termination of employment by the Company without Cause, for a period of one year thereafter Mr. Duncan will be entitled to continue to receive his base salary in effect at the time of termination and continued coverage under health, accident and life insurance and other disability plans and programs, (iii) the non-competition restriction is for a two-year period following termination of his employment and (iv) there is no provision for a reduction under Code Section 280G, but the severance payments provided under the employment agreement will be reduced by any income received from other sources during such severance period.

CONSULTING AGREEMENTS

        The Company has entered into consulting agreements with various individuals prominent in the field of cytology, pathology and gynecologic oncology, including Dr. Arthur Herbst who serves on the Board of Directors. These agreements provide the Company with additional intellectual resources in the areas of product development and clinical studies of the PAPNET(R) Testing System's performance. In addition, certain of these consultants are providing services to the Company in connection with its introduction of the PAPNET(R) Testing System.

                         REPORT ON 1996 EXECUTIVE COMPENSATION

        The Company's executive compensation programs are designed to attract, retain and motivate the executive talent required to achieve the Company's business objectives and increase stockholder value. The 1996 compensation programs for the Company's executive officers (the "Management") were administered by the entire Board of Directors, based upon the recommendations of the Compensation Committee.

GENERAL

        Under the Company's compensation policies relating to Management, total compensation for each member of Management consists of a base salary and may also include an annual cash bonus and long-term incentives, which may include stock options, stock appreciation rights, dividend equivalent rights, restricted and unrestricted stock, performance units and performance shares. The annual bonus and long-term incentives introduce risk to the total executive compensation package. These elements are variable, may fluctuate significantly from year to year and are directly tied to Company and individual performance.

        To ensure that Management's interest in the Company is aligned with those of its stockholders, a portion of executive compensation is generally delivered through equity. Equity compensation is tied to the long-term performance of the Company and is used to provide an incentive that focuses attention on managing the Company from an owner's perspective. Compensation tied to equity of the Company provides a level of risk and upside opportunity that encourages Management to achieve the Company's long-term goals and objectives.

        The Compensation Committee annually reviews the competitiveness of the Company's executive compensation programs and recommends changes, if any, to the Board of Directors.

        The Compensation Committee has reviewed the executive compensation programs and employee benefit plans in light of Section 162(m) of the Code ("Section 162(m)"), which establishes a limit on the deductibility of annual compensation for certain executive officers if their compensation exceeds $1,000,000. It is the general intention of the Compensation Committee to recommend to the Board of Directors that executive compensation will meet the requirements for deductibility under Section 162(m).

EXECUTIVE OFFICERS' COMPENSATION

        In 1996, the Board of Directors engaged KPMG Peat Marwick LLP ("KPMG") as an outside compensation consultant to provide compensation reference points through analysis and comparison to a group of peer companies in the medical device industry which have significant high-technology product orientation and similar market capitalization-to-revenue ratios (collectively, the "Peer Companies"). The Board of Directors relied on KPMG's findings to determine that beginning in 1997, the compensation of Management should, as an aggregate of salary, bonus awards and stock options, follow as a guideline the median of the Peer Companies' compensation range.

        The Board of Directors granted cash bonuses to the Company's executive officers in February 1997 in recognition of individual achievements related to fiscal year 1996 growth and performance of the Company. In granting such individual performance bonuses, the Board of Directors took into consideration the early commercial stage of the Company, the business environment in which the Company operates and the amounts of individual bonus awards granted in prior years. No cash bonuses were granted by the Company during fiscal year 1996.

The cash bonuses which may be granted with respect to fiscal year 1997 by the Board of Directors are intended to reward both corporate and individual performance with each such category weighted 50% of the total cash bonus award, except in the case of the Chief Executive Officer whose cash bonus is to be weighted 100% on the basis of corporate performance. The Board of Directors has established targets for cash bonus awards in amounts graduated by officer level that, when aggregated with such officer's salary and target stock option grant, follow as a guideline the median of the Peer Companies' aggregate compensation range for such grade level. The corporate portion of bonuses is based on objective criteria and the individual performance portion is based on subjective criteria. Minimum dollar thresholds for corporate performance are set by the Board of Directors, 80% percent of which must be attained prior to the grant of any corporate portion of the bonus award. The corporate performance portion of the bonus awarded is pro-rated proportionate to the percentage of the threshold target attained. The portion of the cash bonus related to individual performance is determined by considering the executive officer's position level, the area of responsibility and by reviewing whether such person has performed in an outstanding manner, above expectations, meeting expectations, or below expectations.

        No stock option awards were granted in fiscal year 1996 to Named Executive Officers. The Board of Directors has determined that beginning in 1997, stock option grants to Management, when aggregated with each executive officer's salary and maximum potential bonus award, should follow as a guideline the median of the Peer Companies' aggregate compensation range. The targeted grant levels assume an annual award of stock options with an exercise price set at the publicly traded market value of the Company's Common Stock on a fixed date. All such options are for the purchase of Common Stock. In granting stock option awards, the Board of Directors may also take into account prior stock option grants in determining the number of stock options that may be granted to each recipient.

CEO COMPENSATION

        Mr. Rutenberg's employment agreement provides for a minimum annual salary that may be increased annually at the discretion of the Compensation Committee. Mr. Rutenberg's 1996 base salary was the same as his 1995 base salary, without adjustment. In considering base salary adjustments to Mr. Rutenberg's 1997 compensation, the Board of Directors intends to follow as a guideline chief executive officer compensation of the Peer Companies. The salary for Mr. Rutenberg reported in the Summary Compensation Table above reflects the salary actually paid to Mr. Rutenberg in 1996.

        In February of 1997, the Board of Directors granted a cash bonus of $25,000 to Mr. Rutenberg in respect of certain goals and achievements attained by Mr. Rutenberg and the Company during fiscal year 1996. In granting such individual performance bonus, the Board of Directors took into consideration the early commercial stage of the Company, the business environment in which the Company operates and the amounts of bonus awards granted in prior years. Mr. Rutenberg received no cash bonus during the fiscal year 1996. The Board of Directors has determined that the criteria for granting future year cash bonuses to Mr. Rutenberg by the Board of Directors will be based entirely on corporate performance, as discussed in greater detail under "Executive Officers' Compensation" above. The total cash compensation and bonus received by Mr. Rutenberg in respect of 1996 was $200,000.

        Mr. Rutenberg received no stock option grants during fiscal year 1996. The Board of Directors has determined that stock option grants to Mr. Rutenberg in fiscal year 1997 and future periods should follow as a guideline amounts that, when aggregated with salary and maximum potential bonus award, are at the median of the Peer Companies' aggregate compensation range. The targeted grant levels assume an annual award of stock options with an exercise price set at the publicly traded market value of the Company's Common Stock on a fixed date.

        Messrs. Rutenberg and Ish-Hurwitz excused themselves from all discussions and determinations by the Board of Directors with respect to all issues concerning their own compensation, including salary, bonus, and stock option awards.

        The foregoing Report on 1996 Executive Compensation is submitted by the members of the 1996 Compensation Committee of the Board of Directors.

                                                   Elizabeth Cogan Fascitelli

                                                   Carl Genberg

                                                   Arthur L. Herbst, M.D.

                                   PERFORMANCE GRAPH

The graph and chart set forth below show the value of an investment of $100 from the period beginning on December 7, 1995 (the date of the initial public offering of the Company's Common Stock at a price of $15.00 per share) in each of the Company's Common Stock ("NSIX"), the Standard & Poor's 500 Stock Index (the "S&P 500"), the Nasdaq Stock Market Total Return Index ("Nasdaq") and the Dow Jones Medical and Biotechnology Industry Group Index (the "Group Index"). The S&P 500 and the Group Index were each used as comparable performance indicators in the Company's 1996 Proxy Statement. Because the Common Stock is traded on the Nasdaq National Market System, the Company has added the Nasdaq index to its performance graph and will discontinue use of the S&P 500 as a comparable performance indicator in the Company's future Proxy Statements. All values assume reinvestment of the pre-tax value of dividends paid by companies included in each of these indexes and calculations as of the dates set forth below.

                             [GRAPH APPEARS HERE]

Date               12/7/95  12/31/95 3/30/96 6/30/96 9/30/96 12/31/96 3/19/97
NSIX             $  100.00  $ 134.17 $145.01 $100.00 $124.17 $ 88.34  $ 57.50
S&P 500             100.00     99.96  104.76  109.13  111.55  120.22   127.52
Nasdaq              100.00     99.90  104.58  112.52  116.50  122.59   118.62
Group Index         100.00    107.08  107.64  101.00  114.05  113.69   115.06

                                      PROPOSAL 2

                  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has appointed Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1997, upon the recommendation of its Audit Committee. Ernst & Young LLP has served as auditors for the Company since 1993. A representative of Ernst & Young LLP will be in attendance at the Annual Meeting and will have an opportunity to make a statement if the representative desires to do so and will be available to respond to questions from stockholders.

        Audit services of Ernst & Young LLP for 1996 included the examination of the consolidated balance sheets of the Company and its subsidiaries and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years ended December 31, 1994, 1995 and 1996.

        Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1997.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                           COMPLIANCE WITH SECTION 16 OF THE
                            SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) promulgated under the Exchange Act requires executive officers, directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership of the Company's securities with the Commission.

        Based solely on a review of such information and the copies of the filings furnished by executive officers and directors to the Company, the Company believes that during fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to the Company's executive officers, directors and persons who beneficially own more than ten percent (10%) of the Company's Common Stock were complied with except for the following to C. Raymond Larkin, Jr., a director of the Company, whose Form 3 was due within ten days of his appointment to the Board of Directors in February 1996 but was not filed until five months late in July 1996; Henk Snyman, President of NSI Europe B.V., a subsidiary of the Company, whose Form 3 was due within 10 days of his appointment as an officer of the Company on November 7, 1996 but was not filed until two weeks late in November 1996; and Uzi Ish-Hurwitz, Executive Vice President and a director of the Company, whose Form 4 was due but not filed in January 1997 with respect to an employee stock option exercise and sale of 2,000 shares of Common Stock in December 1996 and whose Form 5 with respect to the late reporting of such 1996 transaction was not filed with the Commission until April 1997.

                                 CERTAIN TRANSACTIONS

        From 1989 through 1991, the Company sold various long-term territorial license agreements (the "License Agreements") for the PAPNET(R) Testing System. Following mergers of the entities holding the License Agreements, there are currently two licensees. Carl Genberg, a director of the Company and member of the Compensation Committee, has significant ownership interests in the two licensees and is an officer and director of Cytology West, Inc., holder of the License Agreement relating to Arizona, Nevada, Utah and San Diego County. In connection with 1995 Settlement and Warrant Exercise Agreements with the licensees, which clarified previously disputed elements of the License Agreements, Mr. Genberg received 26,903 shares of Common Stock upon the "cashless exercise" of certain warrants (such warrants had originally been issued to an affiliate of Mr. Genberg in consideration of instrumental assistance to the Company with respect to sales of the License Agreements). In addition, the Company issued 89,020 shares of Common Stock pursuant to the Settlement Agreement as an aggregate distribution to two of the original four licensees and to Carl Genberg individually. The holders of the License Agreements receive royalties on an annual basis which the Company estimates will be approximately 10% of its United States revenues over the term of the License Agreements, but there is no assurance that the amount of such royalties will not be more or less than such percentage. The Company's aggregate royalty expense incurred under the License Agreements was approximately $286,000 and $87,000 in 1996 and 1995, respectively. In accordance with the Settlement Agreement, the Company will enter into revised licenses with the two licensees pursuant to which the rights and obligations will be clarified but as to which the economic terms will not be materially altered except that slides received from multistate national laboratories will be deemed to have been received from the licensed territories pro rata according to each territory's population as a percentage of United States population. The Restated Licenses will expire on December 31, 2025.

        PFEL Transactions. The Company entered into an exclusive representation agreement with Papnet (Far East) Ltd. ("PFEL") under which the Company incurred aggregate expenses of approximately $142,000 in 1996, $136,000 in 1995 and $116,000 in 1994. Included in such amounts are management fees paid by the Company in connection with assistance rendered by PFEL with respect to the establishment of the Company's Asia operations center in Hong Kong. The Company expects to pay PFEL approximately $25,000 in management fees in 1997. Dr. Stephen Ng, is the President and an 18.3% stockholder of PFEL. Dr. Ng is also the President of Compuscreen Medical Diagnostic Centre ("Compuscreen"), a subsidiary of PFEL and a customer of the Company. Dr. Ng is a Class II Director of the Company whose term ends at the 1997 Annual Meeting and he is not standing for reelection. The Company recorded approximately $531,000, $259,000 and $18,000 in revenue from Compuscreen in 1996, 1995 and 1994, respectively. In addition, PFEL was the record holder of 1,351,064 shares of the Company's Convertible Preferred Stock, all of which automatically converted into 337,766 shares of Common Stock upon completion of the Company's initial public offering (the "IPO"). PFEL purchased such shares of Convertible Preferred Stock in May 1994 and January 1995, in each case concurrently with other unaffiliated investors who paid the same prices per share and received the same terms and conditions. During the fourth quarter of 1996, PFEL proposed that the Company purchase its business assets and those of affiliated entities, including Compuscreen, and terminate the PFEL representation agreement in connection with such acquisition. Negotiations for such an acquisition are continuing, but no definitive agreement has yet been reached.

        Canadian License Rights. Provisions of a promissory note dated October 3, 1990 (the "Note", which later converted to Series A Convertible Preferred Stock and subsequently converted automatically into Common Stock upon completion of the IPO), granted the holder of the Note certain rights to an agreement to be the Company's sole licensee for distribution of the PAPNET(R) system in Canada (the "Canadian rights"). The Note provides that such "licensee shall be entitled to terms which are at least as favorable as those in any domestic United States of America licenses." Such agreement has not been negotiated, and as of the date hereof no amounts have been paid by the Company in respect of such Canadian rights. Joseph Salamon, a former director of the Company whose term expired at the 1996 Annual Meeting, is the agent of the record holder of the Canadian rights under the Note.

     Consulting Agreement. Dr. Herbst, a Class I Director of the Company, has served as a consultant to the Company in the field of gynecological oncology since 1994. Dr. Herbst's current consulting agreement provides for an annual base fee of $20,000 plus expenses and additional fees for any certain special projects. The term of his agreement ends on December 31, 1999. The Company paid Dr. Herbst approximately $36,000, $27,500 and $20,000 in 1996, 1995 and 1994,
respectively, plus reimbursement of expenses incurred in connection with such services.

        Graphic Design Services. The Company has, in the past, utilized the services of Insight Graphics and Design ("Insight"), the sole proprietor of which is Ellen Rutenberg, wife of Mark Rutenberg, the President, Chairman and Chief Executive Officer of the Company. Insight provided graphic design consulting services to the Company, and had been responsible for the creative design of the Company's domestic and international marketing materials from 1993 until May 1996. The Company paid Insight approximately $48,000 and $57,700 in 1995 and 1994, respectively, for such services. The Company made no payments to Insight during 1996. In

1996, Mrs. Rutenberg became an employee of the Company at an annual salary of approximately $48,000. The Company does not anticipate utilizing Insight for any further services.

        The Company believes that the terms of the transactions described in this section are no less favorable to the Company than the terms it would have received if the transactions were entered into with parties unaffiliated with the Company.

                                     OTHER MATTERS

        The entire cost of solicitation of proxies will be borne by the Company, including preparation, assembly and mailing of this Proxy Statement, the proxy card and other materials furnished to stockholders. Proxies may be solicited by mail, personal interview, telephone or telegraph. Directors, officers and other employees of the Company may solicit proxies by such methods without additional compensation. The Company will reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses incurred in connection with forwarding proxy material to their principals. Employees of D.F. King & Co., Inc. will solicit proxies at a fee of approximately $2,000 plus out-of-pocket expenses. American Stock Transfer & Trust Company will also solicit proxies as one of the services included within their monthly fee as the transfer agent of the Company.

        As of the date of this Proxy Statement, the Company does not intend to present and has not been informed that any other person intends to present any business not specified in this Proxy Statement for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, proxies will be voted on such matters in accordance with the judgment of the person or persons authorized to vote the proxies.

        COPIES OF THE COMPANY'S ANNUAL REPORT AND FORM 10-K (INCLUDING FINANCIAL STATEMENTS THEREOF) FOR THE YEAR ENDED DECEMBER 31, 1996 MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING THE COMPANY'S INVESTOR RELATIONS CONSULTANT,
LIPPERT/HEILSHORN & ASSOCIATES, 800 THIRD AVE., SUITE 1701, NEW YORK, NY 10022, TELEPHONE (212) 838-3777.

                   SUBMISSION OF STOCKHOLDER PROPOSALS FOR INCLUSION
                         IN THE COMPANY'S 1998 PROXY STATEMENT

        In accordance with Rule 14a-8 of the Commission under the Exchange Act, stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at an annual meeting. To be considered, proposals must be submitted on a timely basis. It is presently anticipated that the proxy for the 1998 Annual Meeting will be mailed on or about April 15, 1998. Consequently, proposals for the 1998 Annual Meeting must be received by the Company no later than December 17, 1997. Proposals, as well as any questions related thereto, should be submitted in writing to the Secretary of the Company. Proposals may be included in the proxy statement for the 1998 Annual Meeting if they comply with certain rules and regulations promulgated by the Commission.

By order of the Board of Directors,

JOHN B. HENNEMAN, III
Vice President of Corporate Development,
        Secretary and General Counsel

Suffern, New York
April 15, 1997

FORM OF PROXY - Side 1


                          NEUROMEDICAL SYSTEMS, INC.

             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 15, 1997

The undersigned hereby appoints John B. Henneman, III and Mark R. Rutenberg as Proxies, each with the power to appoint his substitute, and hereby authorizes them, to represent and vote, as designated on the reverse, all shares of common stock of Neuromedical Systems, Inc. (the "Company") held of record by the undersigned on April 2, 1997, at the Annual Meeting of Stockholders of the Company to be held on May 15, 1997 or any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 15, 1997, and the 1996 Annual Report to Stockholders.

                     (Continued and to be Signed on Reverse Side.)

FORM OF PROXY - Side 2

A       Please mark your votes as in this example __X__

1. ELECTION OF CLASS II DIRECTORS FOR all nominees (except as noted below) ____ WITHHOLD AUTHORITY to vote for all nominees ____ Nominees:

               Stuart M. Essig
               C. Raymond Larkin, Jr.

INSTRUCTION: To withhold authority to vote for any nominee(s), write the name(s) on the line below.

--------------------------------------

2. Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997:

        FOR ____
        AGAINST ____
        ABSTAIN ____

Transact such other matters as may properly come before the Annual Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

Signature ____________________  _______________________
Print name and title

Date___________________,  1997

Signature ____________________  _______________________
Print name and title

Date___________________,  1997

Note: Please sign exactly as your name appears on this Proxy. If acting as executor, administrator, trustee, guardian, etc., please indicate full title as such when signing. If a corporation, please sign the full corporate name by duly authorized officer. If a partnership, please sign full partnership name by authorized person. If shares are held jointly, please have each stockholder sign.